Exhibit 10.1

VOTING AGREEMENT

Each of the undersigned, being all of the directors and executive officers of AJS BANCORP, INC. (“AJSB”) solely in their capacity as stockholders and having, in the case of the AJSB directors, voted for the approval and adoption by AJSB of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) among AJSB and NORTHWEST INDIANA BANCORP (“NWIN”), whereby NWIN will acquire all of the outstanding capital stock of AJSB in exchange for cash consideration and shares of NWIN common stock, no par value per share (the “Holding Company Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Merger and herein, and in order to induce NWIN to execute and deliver the Agreement and Plan of Merger to AJSB and to proceed with the consummation of the Holding Company Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with one another and with each of the parties to such Agreement and Plan of Merger that the undersigned:

(a) will support the consummation of the Holding Company Merger and any merger of any AJSB subsidiaries, including A.J. Smith Federal Savings Bank, and, subject to fiduciary duties and Section 5.06 of the Agreement and Plan of Merger, will recommend the Holding Company Merger for approval and adoption by the stockholders of AJSB;

(b) will vote all shares of common stock of AJSB (“AJSB Common Stock”) now or hereafter beneficially owned by him or her, in person or by proxy, at any meeting of the stockholders of AJSB or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Merger and the Holding Company Merger (provided that the term “AJSB Common Stock” shall not include: (1) any securities beneficially owned by the undersigned as a trustee or fiduciary except where the undersigned has sole voting discretion over such shares, and (2) any unexercised stock options to purchase shares of AJSB Common Stock); and

(c) until the earlier of (a) such time as the Agreement and Plan of Merger has been approved at a meeting of the stockholders of AJSB, or an adjournment thereof, or (b) the Agreement and Plan of Merger has been duly terminated in accordance with the provisions thereof, will not transfer any shares of AJSB Common Stock, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to NWIN a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to NWIN. Notwithstanding the foregoing, nothing herein shall prevent the following transfers of AJSB Common Stock: (i) transfers by will or by operation of law (in which case this Voting Agreement shall bind the transferee); (ii) transfers for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Voting Agreement; (iii) surrender AJSB Common Stock to AJSB in connection with the vesting, settlement, or exercise of AJSB equity awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement, or exercise, or, in respect of the AJSB equity awards, the exercise price thereon, or (iv) as NWIN may otherwise consent to in writing, which such consent shall not be unreasonably withheld.

VOTING AGREEMENT	PAGE 1

The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of (and has sole rights to vote and to dispose of) the number of shares of AJSB Common Stock indicated beside his or her signature below.

This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Holding Company Merger; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; or (c) the taking of such action whereby a majority of AJSB’s Board of Directors, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the stockholders of AJSB.

This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf, or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits, and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried, and litigated only in the Circuit or Superior Courts of Lake County, Indiana or the United States District Court for the Northern District of Indiana. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

VOTING AGREEMENT	PAGE 2

EXECUTED AND DELIVERED as of July 30, 2018.

DIRECTORS:

/s/ Raymond J. Blake	(36,076 shares)
Raymond J. Blake Chairman of the Board

/s/ Roger J. Aurelio	(30,955 shares)
Roger J. Aurelio Director

/s/ Richard J. Nogal	(23,780 shares)
Richard J. Nogal Director

/s/ Michael H. Rose	(35,105 shares)
Michael H. Rose Director

/s/ Jerry A. Weberling	(17,485 shares)
Jerry A. Weberling Director, Chief Executive Officer, President and Chief Financial Officer

EXECUTIVE OFFICER:

/s/ Donna J. Manuel	(30,631 shares)
Donna J. Manuel Senior Vice President, Loan Operations Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

DMS 12974983v1

VOTING AGREEMENT	PAGE 3